UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 19, 2006

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	011-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Indemnification Agreements

On October 19, 2006, the Board of Directors of Kestrel Heat, LLC, a Delaware limited liability company (the “Company”) and the general partner of Star Gas Partners, L.P. (the “Partnership”), authorized Kestrel Heat to enter into amendments (the “Amendments”) to the Indemnification Agreements dated as of July 20, 2006 with each of its directors and executive officers. The Amendments expand the indemnification rights provided for under the Indemnification Agreements to include indemnification for judgments, penalties, fines and amounts paid in settlement in connection with proceedings brought by or in the right of the Company or the Partnership, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and the Partnership, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

The description of the Amendments that is contained in this Form 8-K are qualified in its entirety to the text of the actual form of Amendment that is filed as an exhibits hereto.

Item 9.01(c) Exhibits

99.1  Form of Amendment No. 1 to Indemnification Agreements.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P.
By: Kestrel Heat, LLC (General Partner)

By:	/s/ Richard Ambury
Name:	Richard Ambury
Title:	Chief Financial Officer

Date: October 23, 2006

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